Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. ______) on Form S-3 and related Prospectus of Flux Power Holdings, Inc. of our report dated September 28, 2020, relating to the consolidated financial statements of Flux Power Holdings, Inc., appearing in the Annual Report on Form 10-K of Flux Power Holdings, Inc. for the year ended June 30, 2020.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ SQUAR MILNER LLP

San Diego, CA

October 16, 2020